Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Mettler-Toledo International Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2012.

PricewaterhouseCoopers LLP
Columbus, Ohio
July 26, 2013